CAPITAL AND INCOME STRATEGIES FUND

FILE # 811- 21506

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/26/2005	CIT Group	14,000,000	50,000	Goldman Sachs Lehman Brothers Merrill Lynch Citigroup JP Morgan Wachovia Bear Stearns BNP Paribas HSBC
9/28/2005	Axis Capital Holdings	10,000,000	8,000

Citigroup

Wachovia

Merrill Lynch

Morgan Stanley

Banc of America

Deutsche Bank

HSBC Securities

JP Morgan

A.G. Edwards

Barclays Capital

Bear, Stearns

Charles Schwab

Credit Suisse

Greenwich Capital

H&R Block

KeyBanc Capital

Legg Mason

Oppenheimer

Piper Jaffray

RBC Dain Rauscher

TD Waterhouse

Wells Fargo

ABN AMRO

Advest

B.C. Ziegler

BB&T Capital Markets

C.L. King

D.A. Davidson

Davenport & Co.

Doley Securities

Ferris, Baker Watts

Guzman & Co.

J.J.B. Hilliard

Janney Montgomery

Keefe, Bruyette & Woods

Mesirow Financial

Morgan Keegan & Co.

Pershing LLC

Robert W. Baird

Ryan Beck

Southwest Sec.

Stifel, Nicolaus & Co.

Wedbush Morgan Sec.

William Blair & Co.

12/6/2005	XL Capital Ltd.	32,000,000	26,400

Goldman Sachs

Citigroup

JP Morgan

Merrill Lynch

Lehman Brothers

Wachovia Securities

ABN AMRO

Calyon Securities

ING Financial

Banc of America

Deutsche Bank

KeyBanc Capital

UBS Investment

Barclays Capital

HSBC

Lazard Capital Markets

UBS Sec.

Bear Stearns

BNP Paribas

BNY Capital

Comerica Sec.

Dowling & Partners

Mizuho International

PNC Capital

Scotia Capital